Exhibit 99.2

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

This supplemental package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, you should exercise caution in interpreting and relying on these statements as they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, regulatory and tax law changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

Corporate Data

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Quarterly Highlights

Maguire Properties, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is one of the largest owners, managers and developers of first-class office properties in the Los Angeles metropolitan area and has a significant presence in twelve submarkets, located in Los Angeles County, Orange County, and San Diego County.  The Company’s predecessor was founded in 1965 and developed and managed over 30 million square feet of office properties nationally.

As of June 30, 2007, the office portfolio was comprised of whole or partial interests in 40 properties with approximately 21.3 million net rentable square feet, one 350-room hotel with 266,000 square feet and total on- and off-site structured parking of approximately 13.8 million square feet, plus surface parking, which in total accommodates over 45,000 vehicles.  The Company has four projects under development that total approximately 970,000 square feet of office space and approximately 1.7 million square feet of structured parking.  The Company also owns undeveloped land that can support up to 11.5 million square feet of office, retail, residential and structured parking.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission (SEC).  Additional information about us and our properties is also available at our website www.maguireproperties.com.

Acquisitions and Dispositions:
On April 24, 2007, we closed one of the largest real estate transactions in Southern California history: the purchase of 24 properties and 11 development sites from Blackstone Real Estate Advisors for $2.875 billion (the “Blackstone Transaction”).  The properties are located in Los Angeles and Orange County, California and total approximately 7.7 million rentable square feet (before re-measurement) and developable land estimated to support approximately 2.2 million square feet of improvements. The purchase price (before reserves and closing costs) was funded through new mortgage financings of $2.28 billion, a bridge mortgage financing of $223.0 million, and a $530.0 million corporate facility originated by CSFB, Lehman Brothers and Merrill Lynch & Co. comprised of a $400.0 million term loan (fully drawn at closing) and a $130.0 million revolving credit facility (not yet drawn upon).

After we closed the Blackstone Transaction, we sold 8 of the 24 properties acquired and 3 of the 11 development sites which we determined to be non-core assets. Five office properties and two development sites were sold to Bixby Land Company for approximately $344.8 million: Inwood Park and the Inwood Park development site, 1201 Dove Street, Fairchild Corporate Center, Redstone Plaza, Bixby Ranch and the Bixby Ranch development site (the “Bixby Transaction”).  Three office properties and one development site were sold to Mullrock 4 for approximately $310.0 million (the “Mullrock Transaction”): Lincoln Town Center, Tower 17, 1100 Executive Tower and the Executive Tower development site.

We also sold two office properties located in San Diego, California that were not acquired in the Blackstone Transaction, Wateridge Plaza, which closed on May 2 and Pacific Center, which closed on July 3, 2007, to an entity controlled by GE Asset Management for approximately $298.2 million (the “GE Transaction”).

Debt:
On April 4, 2007, we completed a new $550.0 million refinancing of the Wells Fargo Tower in Los Angeles, California.  The new mortgage loan is a ten year, fixed rate loan that bears interest at 5.68% and matures on April 6, 2017.  The net proceeds were approximately $290.0 million after the defeasance and repayment of the remaining $247.1 million mortgage loan, funding of lender reserves and payment of defeasance and closing costs.  Approximately $175.0 million of the net proceeds were used to fund a portion of the purchase price of the Blackstone Transaction.

On April 24, 2007, we completed multiple financings in connection with the closing of the Blackstone Transaction including new floating and fixed rate mortgage loans totaling $2.28 billion, a bridge mortgage loan of $223.0 million, a $400 million term loan credit facility, and a $130.0 million revolving credit facility that has not yet been drawn on.  The proceeds from the Bixby Transaction and a portion of the proceeds from the Mullrock Transaction were used to pay down the $2.28 billion new mortgage loan to a balance of $2.0 billion, completely pay off the $223.0 million bridge mortgage loan and pay down the Term Loan to a balance of $281.3 million as of June 30, 2007.  Subsequent to quarter end, remaining proceeds from the Mullrock Transaction and excess proceeds from the GE Transaction (after the assumption of the existing $118.0 million Pacific Center mortgage) were used to pay down the term loan to a balance of approximately $110.0 million.

Development Activities:
Construction activities for 3161 Michelson continued on the ground floor lobby, including mechanical and electrical work and drywall framing.  We finished the installation of the tile on the ground floor and the roof and we completed construction activities for Parking Structure No. 5 and No. 2 as of May and June, respectively.  Construction activities continued with concrete work for the fountain adjacent to the building.  Sitework activities continued with landscape activities around the project site.  We estimate that office building construction will be completed in the next quarter.  3161 Michelson is a 530,000 square foot office building located in Irvine, California with two parking garages totaling approximately 1,338,000 square feet with the capacity to accommodate approximately 5,100 vehicles.

At 17855 Von Karman, concrete has been poured on all of the suspended decks, major MEP systems have been installed and precast exterior panels have been hung.  The project is still on schedule to be completed in the fourth quarter of 2007.  Von Karman is a 150,000 square foot office building located in Irvine, California.

At Lantana – East, which we estimate to be completed in the first quarter of 2008, the second level below grade parking structure is 90% poured out.  At Lantana – South, which we estimate to be completed in the third quarter of 2008, the second level below grade parking structure is 15% poured out.  The Lantana Media Campus is a 198,000 square foot office building with 223,000 square feet of structured parking located in Santa Monica, California.

At the Mission City Corporate Center in San Diego, California, which we estimate to be completed in December of 2007, the superstructure is 100% complete while the precast panel erection is 50% complete.  Mission City Corporate Center is a 92,000 square foot office building with 128,000 square feet of structured parking.

Leasing Activities:
During the second quarter, new leases and renewals were executed for approximately 632,000 square feet and approximately 689,000 square feet expired.  Cash rent on leases executed during the second quarter increased 18.2%. GAAP rent growth increased 37.8% for the quarter.

On April 2, 2007, New Century Financial of Irvine filed for bankruptcy protection and began the process of discontinuing operations and selling assets under the provisions of Chapter 11 of the federal bankruptcy code.  New Century currently leases approximately 267,000 square feet at our Park Place property.  New Century had signed a lease for approximately 190,000 square feet at our 3161 Michelson development project and was expected to take occupancy upon building completion in the third quarter of 2007.  In addition, one New Century lease was acquired as part of the EOP Transaction.  This lease was for approximately 2,800 square feet and was scheduled to expire in February 2008.  This lease was rejected in bankruptcy proceedings in April, 2007.  New Century has been paying lease obligations on a current basis since April 2.  Under the bankruptcy code, New Century had 120 days from April 2 to decide whether to assume or reject its leases.  While it has assumed or rejected many leases, Maguire Properties’ leases remain pending.  New Century has recently requested that the bankruptcy court allow it an additional 90 days, until October 29, 2007, to decide whether to assume or reject its remaining leases.  If that request is granted, it will not be permitted additional extensions without lessor consent.  We have been engaged in negotiations with New Century concerning the disposition of each of its leases.  We anticipate that the leases will be rejected on negotiated terms, although it is possible that certain leases may be assumed by New Century and then assigned for value to a new lessee.

In July 2007, we entered into an agreement with Ameriquest whereby they agreed to terminate their leases for approximately 72,000 square feet at City Tower that was scheduled to expire in February, 2010, 105,000 square feet at City Plaza that was scheduled to expire in May, 2008, and 306,000 square feet at City Parkway that was scheduled to expire in May 2008.  Ameriquest will pay rents through September, 2007 and we agreed to assume certain spaces that they have subleased at 2600 Michelson and 18581 Teller due to the favorable lease terms.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Investor Information

1733 Ocean Avenue, Suite 400	355 South Grand Avenue, Suite 3300
Santa Monica, CA 90401	Los Angeles, CA 90071
Tel. (310) 857-1100	Tel. (213) 626-3300
Fax (310) 857-1198	Fax (213) 687-4758

Senior Management
Robert F. Maguire III	Chairman of the Board and Chief Executive Officer	William H. Flaherty	Senior Vice President, Marketing
Martin A. Griffiths	Executive Vice President and Chief Financial Officer	Robert P. Goodwin	Senior Vice President, Construction and Development
Paul S. Rutter	Executive Vice President, Major Transactions	Ted J. Bischak	Senior Vice President, Asset Management
Mark T. Lammas	Executive Vice President, Development	Peggy M. Moretti	Senior Vice President, Investor and Public Relations
Javier F. Bitar	Senior Vice President, Investments	Peter Johnston	Senior Vice President, Leasing

Corporate
Investor Relations Contact: Peggy M. Moretti (213) 626-3300
Please visit our corporate website at: www.maguireproperties.com

Equity Research Coverage
A.G. Edwards & Sons	David AuBuchon	(314) 955-5452
Banc of America Securities	Mitch Germain	(212) 847-5677
Deutsche Bank	Louis Taylor	(212) 250-4912
Friedman Billings Ramsey	Wilkes J. Graham	(703) 312-9737
Green Street Advisors	Michael Knott	(949) 640-8780
Robert W. Baird & Company	David Loeb	(414) 765-7063
Steifel Nicholas	John Guinee	(410) 454-5018
Lehman Brothers	David Harris	(212) 526-1790
Goldman Sachs	Jay Haberman	(917) 343-4260
Merrill Lynch	Steve Sakwa	(212) 449-0335
Credit Suisse	John Stewart	(212) 538-3183
Raymond James & Associates	Paul Puryear	(727) 567-3800
Citigroup	Jonathan Litt	(212) 816-0231
Wachovia Securities	Christopher Haley	(443) 263-6773
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280

Transfer Agent	Timing
Continental Stock Transfer and Trust Company	Quarterly results will be announced according to the following anticipated schedule:
17 Battery Place, 8th Floor	Third Quarter 2007	Early November 2007
New York, NY 10004	Fourth Quarter 2007	Early February 2008
(212) 845-3215	First Quarter 2008	Early May 2008

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

  Common Stock Data (NYSE:  MPG)

Maguire Properties' common stock is traded primarily on the New York Stock Exchange under the symbol: MPG. Maguire Properties' common stock had the following characteristics during the past five quarters (based on New York Stock Exchange prices):

	2nd Quarter 2007	1st Quarter 2007	4th Quarter 2006	3rd Quarter 2006	2nd Quarter 2006

High Price	$38.08	$44.69	$44.12	$41.53	$36.47
Low Price	$33.26	$34.81	$39.32	$34.70	$30.98
Closing Price	$34.33	$35.56	$40.00	$40.74	$35.17
Dividends per share - Annualized	$1.60	$1.60	$1.60	$1.60	$1.60
Closing Dividend Yield - Annualized	4.66%	4.50%	4.00%	3.93%	4.55%
Closing Common Shares and Limited Partnership Units Outstanding (in thousands)	54,617	54,405	54,391	54,391	54,368
Closing Market Value of Common Shares and Limited Partnership Units Outstanding (in thousands)	$1,875,005	$1,934,642	$2,175,644	$2,215,893	$1,912,130

Dividends per Share

	2nd Quarter 2007	1st Quarter 2007	4th Quarter 2006	3rd Quarter 2006	2nd Quarter 2006

Common Stock
Amount	$0.4000	$0.4000	$0.4000	$0.4000	$0.4000
Declared	June 11, 2007	March 21, 2007	December 13, 2006	September 26, 2006	June 21, 2006
Record	June 29, 2007	March 30, 2007	December 29, 2006	September 29, 2006	June 30, 2006
Paid	July 31, 2007	April 30, 2007	January 31, 2007	October 31, 2006	July 31, 2006

Preferred Stock
Amount	$0.4766	$0.4766	$0.4766	$0.4766	$0.4766
Declared	June 11, 2007	March 21, 2007	December 13, 2006	September 26, 2006	June 21, 2006
Record	June 29, 2007	March 30, 2007	December 29, 2006	September 29, 2006	June 30, 2006
Paid	July 31, 2007	April 30, 2007	January 31, 2007	October 31, 2006	July 31, 2006

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

Consolidated Financial Results

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

  Financial Highlights
(unaudited and in thousands, except per share and ratio amounts)

	Three Months Ended
	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006
Income Items:
Revenue (1)	$144,806	$101,004	$123,964	$108,353	$104,344
Straight line rent	$3,709	$1,779	$315	$1,478	$2,347
Fair value lease revenue (2)	$8,144	$1,871	$963	$1,761	$2,199
Lease termination fees	$–	$–	$20,353	$669	$295
Office property operating margin (3)	63.9%	62.2%	62.4%	64.2%	66.4%
Net (loss) available to common shareholders	$(24,430)	$(12,587)	$(8,770)	$(10,243)	$(14,522)

Funds from operations (FFO) available
to common shareholders (4)	$(2,425)	$17,664	$28,459	$21,071	$18,750
FFO per common share - diluted (4)	$(0.05)	$0.38	$0.60	$0.44	$0.41
FFO per common share before loss from early extinguishment of debt - diluted (4)	$0.27	$0.38	$0.65	$0.51	$0.48
Net (loss) per common share - diluted	$(0.52)	$(0.27)	$(0.19)	$(0.22)	$(0.31)
Dividends declared per common share	$0.40	$0.40	$0.40	$0.40	$0.40
Dividends declared per preferred share (5)	$0.48	$0.48	$0.48	$0.48	$0.48

Ratios:
Interest coverage ratio (6)	1.40	1.53	1.85	1.65	1.58
Interest coverage ratio before loss from early extinguishment of debt and gain on sale of real estate (7)	1.63	1.53	1.92	1.74	1.69
Fixed-charge coverage ratio (8)	1.31	1.32	1.61	1.46	1.40
Fixed-charge coverage ratio before loss from early extinguishment of debt and gain on sale of real estate (9)	1.52	1.32	1.67	1.54	1.49
FFO payout ratio (10)	-800.0%	105.3%	66.7%	90.9%	97.6%
FFO payout ratio before loss from early extinguishment of debt (11)	148.1%	105.3%	61.2%	77.8%	83.1%
AFFO payout ratio (12)	-243.2%	1,493.2%	89.9%	155.8%	256.7%

Capitalization:
Total consolidated debt	$5,350,470	$2,830,837	$2,794,349	$2,790,631	$2,688,131
Preferred stock @ quarter end	$250,000	$250,000	$250,000	$250,000	$250,000
Common stock price @ quarter end	$34.33	$35.56	$40.00	$40.74	$35.17
Common equity value @ quarter end (13)	$1,875,005	$1,934,642	$2,175,644	$2,215,893	$1,912,130
Total consolidated market capitalization	$7,475,475	$5,015,479	$5,219,993	$5,256,524	$4,850,261
Company portion of joint venture debt	161,650	161,650	161,650	161,650	161,650
Combined market capitalization	$7,637,125	$5,177,129	$5,381,643	$5,418,174	$5,011,911

Consolidated debt / total market capitalization	71.6%	56.4%	53.5%	53.1%	55.4%
Combined debt / total market capitalization	72.2%	57.8%	54.9%	54.5%	56.9%
Consolidated debt plus preferred stock / total market capitalization	74.9%	61.4%	58.3%	57.8%	60.6%
Combined debt plus preferred stock / total market capitalization	75.4%	62.6%	59.6%	59.1%	61.8%
 ___________
(1)
Excludes rental revenues that are included in discontinued operations of approximately $9.7 million, $5.6 million, $6.0 million, $5.2 million and $5.1 million for the three months ended June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006 and June 30, 2006 respectively.

(2)	Represents the net adjustment for above and below market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.
(3)
Calculated as follows:  (rental, tenant reimbursement and parking revenues - rental property operating and maintenance expense, real estate taxes and parking expenses) / rental, tenant reimbursement and parking revenues (Lease termination fees are included in interest and other.)

(4)	For a definition and discussion of FFO, see page 45. For a quantitative reconciliation of the differences between FFO and net income, see page 13.
(5)	Preferred dividend declared for three months ended April 30, 2007, January 31, 2007, October 31, 2006, July 31, 2006, and April 30, 2006.
(6)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $108,230, $61,837, $75,228, $66,034, and $63,076, respectively, divided by cash interest expense of $77,166, $40,448, $40,568, $40,075, and $39,841, respectively.  For a discussion of EBITDA, see page 45.  For a quantitative reconciliation of the differences between EBITDA and net income, see page 15.

(7)
Calculated as EBITDA before loss from early extinguishment of debt and gain on sale of real estate, of $91,567, $61,837, $78,090, $69,863, and $67,183, respectively divided by cash interest expense of $70,451, $40,448, $40,568, $40,075, and $39, 841 respectively.

(8)	Calculated as EBITDA of $108,230, $61,837, $75,228, $66,034, and $63,076, respectively divided by fixed charges of $76,470, $46,783, $46,646, $45,345, and $44,941.
(9)
Calculated as EBITDA before loss from early extinguishment of debt and gain on sale of real estate of $91,567, $61,837, $78,090, $69,863, and $67,183, respectively divided by fixed charges of $76,470, $46,783, $46,646, $45,345, and $44,941.

(10)	Calculated as dividend declared per common share divided by FFO per common share - diluted.
(11)	Calculated as dividend declared per common share divided by FFO per common share before loss from early extinguishment of debt - diluted
(12)
Calculated as common stock dividends and operating partnership distributions declared of $21,756, $21,756, $21,756, $21,756 and $21,747, respectively divided by AFFO of ($8,946), $1,457, $24,194, $13,962 and $8,472, for the three months ended March 31, 2007, December 31, 2006, September 30, 2006 and June 30, 2006 respectively.  For a definition of AFFO, see page 45. For a quantitative reconciliation of the differences between AFFO and FFO, see page 14.

(13)	Assuming 100% conversion of the limited partnership units in the operating partnership into shares of our common stock.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

  Consolidated Balance Sheets
(unaudited and in thousands)

	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006

Assets
Investments in real estate	$5,507,161	$3,444,923	$3,374,671	$3,329,188	$3,221,003
Less: accumulated depreciation	(408,610)	(381,617)	(357,422)	(338,518)	(308,450)
	5,098,551	3,063,306	3,017,249	2,990,670	2,912,553
Assets associated with real estate held for sale	148,754	–	–	–	–
	5,247,305	3,063,306	3,017,249	2,990,670	2,912,553
Cash, cash equivalents, and restricted cash	459,269	152,628	200,273	246,830	231,570
Rents, deferred rents and other receivables	77,433	69,111	67,245	62,221	61,645
Deferred charges, net	289,681	176,421	170,330	181,240	181,592
Other assets	41,426	36,706	32,254	43,136	60,395
Investment in unconsolidated joint venture	21,399	22,859	24,378	26,190	28,431
Total assets	$6,136,513	$3,521,031	$3,511,729	$3,550,287	$3,476,186

Liabilities, minority interests and stockholders' equity
Loans payable	$5,232,969	$2,830,837	$2,794,349	$2,790,631	$2,688,131
Dividends and distributions payable	24,934	24,934	24,934	24,934	24,925
Accounts payable, accrued interest payable and other liabilities	180,858	157,870	159,042	167,887	156,107
Acquired lease obligations, net	188,225	69,281	72,821	76,218	79,955
Obligations associated with real estate held for sale	119,774	–	–	–	–
Total liabilities	5,746,760	3,082,922	3,051,146	3,059,670	2,949,118

Minority interests	18,981	25,606	28,671	33,991	38,975

Stockholders' equity
Common and preferred stock and additional paid in capital	688,454	683,061	681,550	678,189	671,437
Accumulated deficit and dividends	(331,730)	(288,505)	(257,124)	(229,399)	(200,520)
Unearned and accrued stock compensation, net	–	–	–	–	–
Accumulated other comprehensive income, net	14,048	17,947	7,486	7,836	17,176
Total stockholders' equity	370,772	412,503	431,912	456,626	488,093
Total liabilities, minority interests and stockholders' equity	$6,136,513	$3,521,031	$3,511,729	$3,550,287	$3,476,186

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

  Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Three Months Ended
	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006

Revenue:
Rental	$90,901	$60,249	$60,369	$61,682	$63,046
Tenant reimbursements	28,101	21,059	22,848	21,296	20,271
Hotel operations	7,061	6,188	6,939	6,551	6,888
Parking	11,958	10,437	10,044	9,345	10,176
Management, leasing and development services to affiliates	3,403	1,467	1,927	2,900	1,462
Interest and other	3,382	1,604	21,837	6,579	2,501
Total revenue	144,806	101,004	123,964	108,353	104,344

Expenses:
Rental property operating and maintenance	30,611	23,955	23,578	22,548	20,263
Hotel operating and maintenance	4,391	3,999	4,634	4,243	4,261
Real estate taxes	12,952	7,989	8,360	7,388	8,234
Parking expenses	3,702	3,041	3,253	3,164	3,071
General and administrative	11,961	7,763	13,754	8,559	8,569
Other expense	233	136	122	136	17
Depreciation and amortization	56,042	30,150	38,200	31,841	31,657
Interest	63,453	31,333	32,168	31,512	31,699
Loss from early extinguishment of debt	8,336	–	2,862	3,829	4,107
Total expenses	191,681	108,366	126,931	113,220	111,878

Loss from continuing operations before equity in net
loss of unconsolidated joint venture	(46,875)	(7,362)	(2,967)	(4,867)	(7,534)
Equity in net loss of unconsolidated joint venture	(531)	(707)	(787)	(149)	(1,985)
Minority interests	7,086	1,747	1,161	1,332	1,969
Loss from continuing operations	(40,320)	(6,322)	(2,593)	(3,684)	(7,550)

Discontinued Operations:
Income (loss) from discontinued operations before minority interests	(9,988)	(1,735)	(1,633)	(2,076)	(2,559)
Gain on sale of real estate	33,890	–	–	–	–
Minority interests attributable to discontinued operations	(3,246)	236	222	283	353
Income (loss) from discontinued operations	20,656	(1,499)	(1,411)	(1,793)	(2,206)

Net loss	(19,664)	(7,821)	(4,004)	(5,477)	(9,756)

Preferred stock dividends	(4,766)	(4,766)	(4,766)	(4,766)	(4,766)

Net loss available to common shareholders	$(24,430)	$(12,587)	$(8,770)	$(10,243)	$(14,522)

Net loss per common share - basic	$(0.52)	$(0.27)	$(0.19)	$(0.22)	$(0.31)
Net loss per common share - diluted	$(0.52)	$(0.27)	$(0.19)	$(0.22)	$(0.31)

Weighted-average shares outstanding - basic and diluted	46,678,583	46,578,064	46,572,219	46,565,959	46,156,438

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Consolidated Statements of Discontinued Operations
(unaudited and in thousands)

	Three Months Ended
	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006
Revenue:
Rental	$8,674	$4,877	$4,826	$4,639	$4,540
Tenant reimbursements	884	656	1,094	439	538
Parking	129	–	–	–	–
Interest and other	59	57	67	74	44
Total revenue	9,746	5,590	5,987	5,152	5,122

Expenses:
Rental property operating and maintenance	1,812	1,175	1,483	1,139	977
Real estate taxes	1,397	606	618	629	585
Parking expenses	9	–	–	–	–
Depreciation and amortization	1,001	2,539	2,459	2,412	3,512
Interest	6,624	3,005	3,060	3,048	2,606
Loss from early extinguishment of debt	8,891	–	–	–	–
Total expenses	19,734	7,325	7,620	7,228	7,681

Loss from discontinued operations before minority interests	$(9,988)	$(1,735)	$(1,633)	$(2,076)	$(2,559)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

  MMO Unconsolidated Joint Venture Statements of Operations
(unaudited and in thousands, except for per share amounts)

	Three Months Ended
	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006

Revenue:
Rental	$20,144	$19,581	$18,979	$19,683	$19,178
Tenant reimbursements	7,777	7,574	7,724	7,555	6,967
Parking	2,222	2,177	1,998	2,008	1,869
Interest and other	290	75	789	126	1,813
Total revenue	30,433	29,407	29,490	29,372	29,827

Expenses:
Rental property operating and maintenance	6,113	6,260	6,522	6,281	6,065
Real estate taxes	3,629	3,333	3,047	3,160	3,699
Parking expenses	441	401	459	387	391
Depreciation and amortization	12,140	12,257	12,595	10,477	17,487
Interest	10,928	10,814	11,039	11,095	10,907
Other	1,038	1,098	1,176	1,325	1,204
Total expenses	34,289	34,163	34,838	32,725	39,753

Net loss	$(3,856)	$(4,756)	$(5,348)	$(3,353)	$(9,926)

Company share	(771)	(951)	(1,070)	(671)	(1,985)
Intercompany eliminations	240	244	283	522	–

Equity in net loss of unconsolidated joint venture	$(531)	$(707)	$(787)	$(149)	$(1,985)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Funds from Operations
(unaudited and in thousands, except for per share amounts)

	Three Months Ended
	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006

Reconciliation of net (loss) income to funds from operations:
Net loss available to common shareholders	$(24,430)	$(12,587)	$(8,770)	$(10,243)	$(14,522)
Adjustments:
Minority interests	(3,840)	(1,983)	(1,383)	(1,615)	(2,322)
Gain from sale of real estate	(33,890)	–	–	–	–
Real estate depreciation and amortization	56,926	32,566	40,578	34,156	35,095
Company share of real estate depreciation and amortization
from unconsolidated joint venture	2,428	2,451	2,519	2,095	3,497
Funds from operations available to common shareholders
and unit holders (FFO) (1)	$(2,806)	$20,447	$32,944	$24,393	$21,748
Company share of FFO (2)	$(2,425)	$17,664	$28,459	$21,071	$18,750

FFO per share - basic	$(0.05)	$0.38	$0.61	$0.45	$0.41
FFO per share - diluted	$(0.05)	$0.38	$0.60	$0.44	$0.41

Weighted-average shares outstanding - basic	46,678,583	46,578,064	46,572,219	46,565,959	46,156,438
Weighted-average shares outstanding - diluted	46,891,402	47,000,722	47,304,274	47,441,336	46,290,201
Weighted-average diluted shares and units	54,297,318	54,406,638	54,710,190	54,847,252	53,696,117

Reconciliation of FFO to FFO before loss from early extinguishment of debt:
FFO available to common shareholders and unit holders (FFO)	$(2,806)	$20,447	$32,944	$24,393	$21,748
Add: loss from early extinguishment of debt	17,227	–	2,862	3,829	4,107
FFO before loss from early extinguishment of debt	$14,421	$20,447	$35,806	$28,222	$25,855

Company share of FFO before loss from early extinguishment
of debt (2)	$12,462	$17,664	$30,931	$24,379	$22,290

FFO per share before loss from early extinguishment of
debt - basic	$0.27	$0.38	$0.66	$0.52	$0.48
debt - diluted	$0.27	$0.38	$0.65	$0.51	$0.48
_________
(1)	For the definition and discussion of FFO, see page 45.
(2)
Based on a weighted average interest in our operating partnership of 86.4% for the three months ended June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006, and 86.2% for the three months ended June 30, 2006.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Adjusted Funds from Operations
(unaudited and in thousands, except for per share amounts)

	Three Months Ended
	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006

FFO	$(2,806)	$20,447	$32,944	$24,393	$21,748
Non-real estate depreciation	118	123	82	96	75
Amortization of deferred financing costs	1,436	1,141	1,137	1,307	1,246
Accretion of interest rate swap sold	(122)	(122)	(122)	(3,722)	(1,023)
Non-cash stock compensation	2,236	1,732	1,957	2,417	2,097
Loss from early extinguishment of debt (2)	17,227	–	2,862	3,829	4,107
Straight line rents	(3,709)	(1,779)	(315)	(1,478)	(2,347)
Fair value lease revenue	(8,144)	(1,871)	(963)	(1,761)	(2,199)
Capitalized payments (3)	(7,537)	(7,679)	(5,711)	(5,471)	(6,005)
Non-recoverable capital expenditures (4), (5)	(2,989)	(1,638)	(440)	(147)	(1,052)
Recoverable capital expenditures	(633)	(560)	(324)	(237)	(716)
Hotel improvements, equipment upgrades and replacements	(148)	(237)	(118)	(56)	(421)
2nd generation tenant improvements and leasing commissions (6), (7)	(2,957)	(7,743)	(5,994)	(4,570)	(6,331)
MMO Joint Venture AFFO adjustments	(918)	(357)	(801)	(638)	(707)
Adjusted funds from operations (AFFO)	$(8,946)	$1,457	$24,194	$13,962	$8,472
 __________
(1)	For the definition and computation method of AFFO, see page 45. For a quantitative reconciliation of the differences between AFFO and cash flow from operating activities, see page 14.
(2)
The three months ended June 30, 2007 includes $2.3 million in cash defeasance costs funded from the net proceeds of our $550.0 million Wells Fargo Tower refinancing.  The three months ended June 30, 2007 includes $8.9 million in losses from early extinguishment of debt attributable to discontinued operations.  The three months ended June 30, 2006 includes $3.1 million in cash defeasance costs funded from the net proceeds of our $125.0 million Glendale Center refinancing.

(3)	Includes capital lease principal payments, capitalized leasing and development payroll and capitalized interest.
(4)
Excludes $0.3 million, $0.7 million, $2.0 million, $1.0 million and $0.9 million of expenditures for the three months ended June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006, and June 30, 2006 respectively, related to the renovation at Lantana Media Campus.

(5)
Excludes $2.5 million, $1.5 million and $0.1 million of expenditures for the three months ended June 30, 2007, March 31, 2007 and December 31, 2006, respectively, related to the renovation at Pacific Center.

(6)
Excludes 1st generation tenant improvements and leasing commissions of $1.8 million, $2.2 million, $5.0 million, $1.2 million and $0.6 million for the three months ended June 30, 2007, March, 31, 2007, December 31, 2006, September 30, 2006 and June 30, 2006, respectively.

(7)
Excludes tenant improvements and leasing commissions paid by cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $4.4 million, $4.1 million, $2.0 million, $1.1 million and $3.1 million for the three months ended June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006 and June 30, 2006 respectively.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

Reconciliation of Earnings Before Interest, Taxes and Depreciation and Amortization (1) and Adjusted Funds From Operations (2)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006
Reconciliation of net (loss) income to earnings before interest, taxes and depreciation and amortization (EBITDA):

Net (Loss) Income	$(19,664)	$(7,821)	$(4,004)	$(5,477)	$(9,756)
Add: Minority interests	(3,840)	(1,983)	(1,383)	(1,615)	(2,322)
Interest Expense(3)	70,077	34,338	35,228	34,560	34,306
Company share of interest expense included in unconsolidated joint venture	2,186	2,163	2,208	2,219	2,181
Depreciation and Amortization(4)	57,043	32,689	40,660	34,252	35,170
Company share of depreciation and amortization included in unconsolidated joint venture	2,428	2,451	2,519	2,095	3,497
EBITDA	$108,230	$61,837	$75,228	$66,034	$63,076

EBITDA	$108,230	$61,837	$75,228	$66,034	$63,076
Add: loss from early extinguishment of debt	8,336	–	2,862	3,829	4,107
Add: loss from early extinguishment of debt included in discontinued operations	8,891	–	–	–	–
Less: gain on sale of real estate	(33,890)	–	–	–	–
EBITDA before loss from early extinguishment of debt and gain on sale of real estate	$91,567	$61,837	$78,090	$69,863	$67,183

Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):

Cash flows from operating activities	$40,017	$9,288	$31,262	$35,866	$23,750
Changes in other assets and liabilities	(42,236)	2,347	(192)	(16,894)	(6,758)
Non-recoverable capital expenditures	(2,989)	(1,638)	(440)	(147)	(1,052)
Recoverable capital expenditures	(633)	(560)	(324)	(237)	(716)
Hotel improvements, equipment upgrades and replacements	(148)	(237)	(118)	(56)	(421)
2nd generation tenant improvements and leasing commissions (5), (6)	(2,957)	(7,743)	(5,994)	(4,570)	(6,331)
AFFO	$(8,946)	$1,457	$24,194	$13,962	$8,472
__________
(1)	For the definition and discussion of EBITDA, see page 46.
(2)	For the definition and discussion of AFFO, see page 46.
(3)
Includes interest expense of $6.6 million, $3.0 million, $3.1 million, $3.0 million, and $2.6 million for the three months ended June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006, and June 30, 2006 respectively, related to discontinued operations.

(4)
Includes depreciation and amortization of $1.0 million, $2.5 million, $2.5 million, $2.4 million, and $3.5 million for the three months ended June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006, and June 30 2006 respectively, related to discontinued operations.

(5)
Excludes 1st generation tenant improvements and leasing commissions of $1.8 million, $2.2 million, $5.0 million, $1.2 million and $0.6 million for the three months ended June 30, 2007, March, 31, 2007, December 31, 2006, September 30, 2006 and June 30, 2006, respectively.

(6)
Excludes tenant improvements and leasing commissions paid by cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $4.4 million, $4.1 million, $2.0 million, $1.1 million and $3.1 million for the three months ended June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006 and June 30, 2006 respectively.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Capital Structure

Debt
(in thousands)
		Aggregate Principal
		June 30, 2007

Mortgage and Other Secured Loans Payable (Including Discontinued Operations)		$5,350,470
Secured Credit Facility		–
Total Consolidated Debt		5,350,470
Company share of MMO Joint Venture debt		161,650
Total Combined Debt		$5,512,120

Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred Stock	10,000	250,000
	Shares & Units Outstanding	Market Value (1)

Common Stock	47,211	$1,620,760

Operating Partnership Units	7,406	254,245

Total Common Equity	54,617	1,875,005

Total Consolidated Market Capitalization		$7,475,475

Total Combined Market Capitalization (2)		$7,637,125

__________
(1)	Value based on the New York Stock Exchange closing price of $34.33 on June 30, 2007.
(2)	Includes Company share of MMO Joint Venture debt.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

Debt Summary
(in thousands, except percentages)

	Maturity Date		Principal Balance as of June 30, 2007		% of Debt	Interest Rate as of June 30, 2007 (1)
Floating Rate Debt
Term Loan Credit Facility (2)	April 24, 2012		$281,625		5.26%	7.32%
Construction Loans:
Park Place Construction Loan (3)	September 28, 2008	(4)	167,076		3.12%	7.57%
Lantana Media Campus Construction Loan	March 31, 2009		1,279		0.02%	6.82%
WAMU Construction Loan	December 30, 2008	(5)	14,587		0.27%	7.12%
Mission City Construction Loan	February 22, 2009	(5)	11,651		0.22%	7.12%
Total Construction Loans			194,593		3.64%	7.50%
Variable Rate Mortgage Loans:
Griffin Towers	May 1, 2008		198,164	(5), (6)	3.70%	7.22%
Brea Corporate Place	May 1, 2009		70,468		1.32%	7.27%
Brea Financial Commons	May 1, 2009		38,532		0.72%	7.27%
500-600 Parkway	May 9, 2009		97,750	(4)	1.83%	6.67%
Total Variable Rate Mortgage Loans			404,914		7.57%	7.10%
Total Floating Rate Debt			881,132		16.47%	7.26%
Fixed Rate Debt
Gas Company Tower	August 11, 2016		458,000		8.56%	5.10%
Pacific Arts Plaza	April 1, 2012		270,000		5.05%	5.15%
777 Tower	November 1, 2013		268,848	(6)	5.02%	5.84%
US Bank Tower	July 1, 2013		260,000		4.86%	4.66%
Wells Fargo Tower (Los Angeles, CA)	July 1, 2010		550,000		10.28%	5.68%
KPMG Tower	November 1, 2011		210,000		3.92%	5.14%
Park Place	November 1, 2014		170,000		3.18%	5.64%
Glendale Center	July 11, 2016		125,000		2.34%	5.82%
Regents Square I & II	April 1, 2012		103,600		1.94%	5.13%
Park Place II	March 12, 2012		100,000		1.87%	5.39%
Lantana Media Campus	January 6, 2010		98,000		1.83%	4.94%
801 North Brand	April 6, 2015		75,540		1.41%	5.73%
Mission City Corporate Center	April 1, 2012		52,000		0.97%	5.09%
701 North Brand	October 1, 2016		33,750		0.63%	5.87%
700 North Central	April 6, 2015		27,460		0.51%	5.73%
550 South Hope Street	May 1, 2017		200,000		3.74%	5.78%
Two California Plaza	May 1, 2017		465,535	(6)	8.70%	5.50%
18301 Von Karman	May 1, 2017		94,084	(6)	1.76%	5.73%
2600 Michelson	May 1, 2017		108,939	(6)	2.04%	5.69%
Stadium Towers Plaza	May 1, 2017		99,071	(6)	1.85%	5.78%
City Plaza	May 1, 2017		109,929	(6)	2.05%	5.80%
City Tower	May 1, 2017		139,803	(6)	2.61%	5.85%
18581 Teller	May 1, 2017		19,810	(6)	0.37%	5.65%
The City - 3800 Chapman	May 1, 2017		44,370		0.83%	5.93%
1920 Main Plaza	May 1, 2017		80,095	(6)	1.50%	5.51%
2010 Main Plaza	May 1, 2017		79,033	(6)	1.48%	5.51%
500 Orange Tower	May 1, 2017		108,970	(6)	2.04%	5.68%
Total Fixed Rate Debt			4,351,837		81.34%	5.46%

Total Debt - Continuing Operations			5,232,969		97.80%	5.77%

Discontinued Operations
Pacific Center (7)	May 6, 2016		117,501	(6)	2.20%	5.76%
Total Debt - Discontinued Operations			117,501		2.20%	5.76%

Total Consolidated Debt			$5,350,470		100.00%	5.77%
__________
(1)	The June 30, 2007 one-month LIBOR rate of 5.32% was used to calculate the variable interest rates.
(2)
At the closing of the Blackstone Transaction, $400 million was funded on the Term Loan.  Excess proceeds from the Bixby Transaction were used to pay down the Term Loan to a balance of $281.3 million as of June 30, 2007.  Subsequent to quarter end, excess proceeds from the Mullrock Transaction and GE Transactions (after the assumption of the existing $118.0 million Pacific Center mortgage) were used to pay down the term loan to a balance of approximately $110.0 million.

(3)
We have entered into an interest rate cap agreement with respect to this loan that limits 75% of the outstanding balance to an interest rate of 5.50% during the term of this loan, excluding extension periods.

(4)	Three one-year extensions are available at our option subject to certain conditions.
(5)	One one-year extension available at our option subject to certain conditions.
(6)
These loans are reflected net of the related debt discount.  At June 30, 2007, the total discount for all loans referenced is approximately $21.1 million, of which $3.7 million is attributable to the Pacific Center that was sold on July 2, 2007.

(7)	On April 5, 2007, we entered into an agreement to sell this property. The sale closed on July 2, 2007 on which date the buyer assumed the loan.

Credit Facility
(in thousands)
	Maximum Available	Currently Available	Drawn
Secured Line of Credit as of June 30, 2007	$130,000	$130,000	$-

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

MMO Joint Venture Outstanding Debt Summary

	Maturity Date	Principal Balance as of June 30, 2007	% of Debt	Interest Rate as of June 30, 2007

Fixed Rate Debt
Wells Fargo Center (Denver, CO)	April 6, 2015	$276,000	34.15%	5.26%
One California Plaza	December 1, 2010	146,250	18.09%	4.73%
San Diego Tech Center	April 11, 2015	133,000	16.46%	5.70%
Washington Mutual Irvine Campus	December 11, 2011	106,000	13.12%	5.07%
Cerritos Corporate Center (1)	February 1, 2016	95,000	11.75%	5.54%
Stadium Gateway	February 1, 2016	52,000	6.43%	5.66%
Total Fixed Rate Debt		808,250	100.00%	5.27%

Total Joint Venture Debt		$808,250	100.00%	5.27%

Company portion of joint venture debt (2)		$161,650

__________
(1)	Cerritos is a Joint Venture property and all monthly debt service payments will be made by the Joint Venture. The Company is the guarantor on the loan through January 4, 2009.
(2)	The company owns twenty percent of the MMO Joint Venture.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Debt Maturities
(in thousands)

Property		2007	2008		2009		2010	2011	Thereafter	Total
Floating Rate Debt
Term Loan Credit Facility	(1)	$–	$–		$–		$–	$–	$281,625	$281,625

Variable Rate Mortgage Loans:
Griffin Towers	(2)	–	198,164		–		–	–	–	198,164
Brea Corporate Place		–	–		70,468		–	–	–	70,468
Brea Financial Commons		–	–		38,532		–	–	–	38,532
500-600 Parkway		–	–		97,750		–	–	–	97,750
Total Variable Rate Mortgage Loans		–	198,164		206,750		–	–	281,625	686,539

Construction Loans:
Park Place Construction Loan		–	167,076	(3)	–		–	–	–	167,076
Lantana Media Campus Construction Loan					1,279					1,279
WAMU Construction Loan	(4)	–	14,587	(6)	–		–	–	–	14,587
Mission City Construction Loan	(4)	–	–		11,651	(6)	–	–	–	11,651
Total Construction Loans		–	181,663		12,930		–	–	–	194,593
Total Floating Rate Debt		–	379,827		219,680		–	–	281,625	881,132

Fixed Rate Debt
Gas Company Tower		–	–		–		–	–	458,000	458,000
Pacific Arts Plaza		–	–		–		–	–	270,000	270,000
777 Tower	(2)	–	–		–		–	–	268,848	268,848
US Bank Tower		–	–		–		–	–	260,000	260,000
Wells Fargo Tower (Los Angeles, CA)		–	–		–		–	–	550,000	550,000
KPMG Tower	(5)	–	–		246		3,034	206,720	–	210,000
Park Place	(5)	–	–		–		2,232	2,361	165,407	170,000
Glendale Center		–	–		–		–	–	125,000	125,000
Regents Square I & II		–	–		–		–	–	103,600	103,600
Park Place II		–	–		–		–	–	100,000	100,000
Lantana Media Campus		–	–		–		98,000	–	–	98,000
801 North Brand		–	–		–		–	–	75,540	75,540
Mission City Corporate Center		–	–		–		–	–	52,000	52,000
701 North Brand		–	–		–		–	–	33,750	33,750
700 North Central		–	–		–		–	–	27,460	27,460
550 South Hope Street		–	–		–		–	–	200,000	200,000
Two California Plaza	(2)	–	–		–		–	–	465,535	465,535
18301 Von Karman	(2)	–	–		–		–	–	94,084	94,084
2600 Michelson	(2)	–	–		–		–	–	108,939	108,939
Stadium Towers Plaza	(2)	–	–		–		–	–	99,071	99,071
City Plaza	(2)	–	–		–		–	–	109,929	109,929
City Tower	(2)	–	–		–		–	–	139,803	139,803
18581 Teller	(2)	–	–		–		–	–	19,810	19,810
The City - 3800 Chapman		–	–		–		–	–	44,370	44,370
1920 Main Plaza	(2)	–	–		–		–	–	80,095	80,095
2010 Main Plaza	(2)	–	–		–		–	–	79,033	79,033
500 Orange Tower	(2)	–	–		–		–	–	108,970	108,970
Total Fixed Rate Debt		–	–		246		103,266	209,081	4,039,244	4,351,837
Total Debt - Continuing Operations		–	379,827		219,926		103,266	209,081	4,320,869	5,232,969

Discontinued Operations
Pacific Center	(2), (6)	–	–		–		–	–	117,501	117,501
Total Debt - Discontinued Operations		–	–		–		–	–	117,501	117,501

Total Consolidated Debt		$–	$379,827		$219,926		$103,266	$209,081	$4,438,370	$5,350,470

Weighted Average Interest Rate	(7)	0.00%	7.51%		7.18%		4.96%	5.15%	5.58%	5.77%
__________
(1)
At the closing of the Blackstone Transaction, $400 million was funded on the Term Loan.  Excess proceeds from the Bixby Transaction were used to pay down the Term Loan to a balance of $281.3 million as of June 30, 2007.  Subsequent to quarter end, excess proceeds from the Mullrock Transaction and GE Transactions (after the assumption of the existing $118.0 million Pacific Center mortgage) were used to pay down the term loan to a balance of approximately $110.0 million.

(2)
These loans are reflected net of the related debt discount.  At June 30, 2007, the total discount for all loans referenced is approximately $21.1 million, of which $3.7 million is attributable to the Pacific Center that was sold on July 2, 2007.

(3)
We have entered into an interest rate cap agreement with respect to this loan that limits 75% of the outstanding balance to an interest rate of 5.50% during the term of this loan, excluding extension periods.  Also, three one year extensions are available at our option.

(4)	One one-year extension available at our option.
(5)	Includes scheduled annual principal debt payments.
(6)	On April 5, 2007, we entered into an agreement to sell this property. The sale closed on July 3, 2007 on which date the buyer assumed the loan.
(7)	The June 30, 2007 one-month LIBOR rate of 5.32% was used to calculate the variable portion of the interest rates used in this calculation.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 MMO Joint Venture Debt Maturities
(in thousands)

Property	2007	2008	2009	2010	2011	Thereafter	Total

Wells Fargo Center (Denver, CO)	$–	$–	$–	$–	$–	$276,000	$276,000
One California Plaza (1)	239	2,825	2,984	140,202	–	–	146,250
San Diego Tech Center	–	–	–	–	–	133,000	133,000
Washington Mutual Irvine Campus	–	–	–	–	106,000	–	106,000
Cerritos Corporate Center	–	–	–	–	–	95,000	95,000
Stadium Gateway	–	–	–	–	–	52,000	52,000
Total	$239	$2,825	$2,984	$140,202	$106,000	$556,000	$808,250

Weighted Average Rate	4.73%	4.73%	4.73%	4.73%	5.07%	5.45%	5.27%
________
(1)	Includes scheduled annual principal debt payments.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

Portfolio Data

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Same Store Analysis
(unaudited and in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2007	2006	% Change		2007	2006	% Change
Total Same Store Portfolio
Number of properties (1)	16	16			15	15
Square Feet (2)	17,671,221	17,732,568			16,841,766	16,905,228
Percent of Total Effective Portfolio	58.7%	87.0%			55.9%	82.8%
Weighted Average Leased Percentage (3)	87.5%	89.5%			87.0%	90.1%

GAAP
Breakdown of Net Operating Income:
Operating Revenues	$96,421	$99,834	(3.4)%	(4)	$185,686	$192,957	(3.8)%	(4)
Operating Expenses	36,472	33,935	7.5%	(5)	101,653	98,708	3.0%	(5)
Other Expenses	62	62	0.0%		249	249	0.0%
Net Operating Income	$59,887	$65,837	(9.0)%		$83,784	$94,000	(10.9)%

CASH BASIS
Breakdown of Net Operating Income:
Operating Revenues	$92,252	$95,358	(3.3)%	(4)	$179,052	$183,536	(2.4)%	(4)
Operating Expenses	36,472	33,935	7.5%	(5)	101,653	98,708	3.0%	(5)
Other Expenses	62	62	0.0%		249	249	0.0%
Net Operating Income	$55,718	$61,360	(9.2)%		$77,150	$84,579	(8.8)%
__________
(1)
Wholly owned properties included in the three months same store analysis are all the properties in our portfolio with the exception of properties acquired in the Blackstone Transaction, Wateridge Plaza and 701 North Brand.  The six month analysis includes the same properties as the three month analysis except Pacific Center.

(2)	Property square footage year-to-date and quarterly analyses decreased in 2007 compared to 2006 due to changes in Park Place parking and property square footage.
(3)	Represents weighted average ccupancy for the same store portfolio.
(4)	Decrease primarily due to lower occupancy and large tenants that moved out in 2006 from KPMG Tower, Gas Company Tower and Park Place whose spaces have not been re-leased yet.
(5)	Increase primarily due to higher insurance premiums and parking costs.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Portfolio Overview

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
Los Angeles County
Los Angeles Central Business District:
Gas Company Tower	1	16	1991	100%	1,323,868	1,323,868	6.35%	90.1%	$32,926,377	$32,926,377	$27.61
US Bank Tower	1	46	1989	100%	1,396,177	1,396,177	6.69%	85.3%	31,724,545	31,724,545	26.62
Wells Fargo Tower	2	70	1982	100%	1,390,611	1,390,611	6.67%	93.1%	25,383,899	25,383,899	19.61
Two California Plaza	1	41	1992	100%	1,328,150	1,328,150	6.37%	90.9%	24,606,582	24,606,582	20.38
KPMG Tower	1	21	1983	100%	1,139,835	1,139,835	5.46%	68.1%	15,395,810	15,395,810	19.83
777 Tower	1	35	1991	100%	1,008,439	1,008,439	4.83%	92.4%	18,202,535	18,202,535	19.54
550 South Hope Street	1	47	1991	100%	565,738	565,738	2.71%	90.4%	8,043,525	8,043,525	15.72
One California Plaza	1	37	1985	20%	991,836	198,367	4.75%	88.1%	16,270,595	3,254,119	18.62
Total LACBD Submarket	9	313			9,144,654	8,351,185	43.84%	87.3%	172,553,868	159,537,392	21.63

Tri-Cities Submarket
Glendale Center	2	4	1973/1996	100%	386,318	386,318	1.85%	100.0%	8,417,372	8,417,372	21.79
801 North Brand	1	32	1987	100%	284,889	284,889	1.37%	86.9%	4,557,834	4,557,834	18.41
701 North Brand	1	13	1978	100%	131,129	131,129	0.63%	100.0%	2,152,119	2,152,119	16.41
700 North Central	1	22	1979	100%	134,168	134,168	0.64%	92.2%	1,897,594	1,897,594	15.34
Plaza Las Fuentes	3	9	1989	100%	192,958	192,958	0.92%	100.0%	3,731,122	3,731,122	19.34
Total Tri-Cities Submarket	8	80			1,129,462	1,129,462	5.41%	95.8%	20,756,041	20,756,041	19.19

Santa Monica Professional and Entertainment Submarket
Lantana Media Campus	3	21	1989/2001	100%	331,188	331,188	1.59%	94.8%	10,450,794	10,450,794	33.29
Total Submarket	3	21			331,188	331,188	1.59%	94.8%	10,450,794	10,450,794	33.29

Cerritos Office Submarket
Cerritos - Phase I	1	1	1999	20%	221,968	44,394	1.06%	100.0%	5,666,843	1,133,369	25.53
Cerritos - Phase II	1	-	2001	20%	104,567	20,913	0.50%	100.0%	2,482,421	496,484	23.74
Total Cerritos Submarket	2	1			326,535	65,307	1.57%	100.0%	8,149,264	1,629,853	24.96

Total Los Angeles County	22	415			10,931,839	9,877,142	52.40%	88.7%	$211,909,967	$192,374,080	$21.84

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
Orange County
John Wayne Airport Submarket
Park Place	8	49	1977/2002	100%	1,794,211	1,794,211	8.60%	83.0%	$21,687,260	$21,687,260	$14.57
2600 Michelson	1	30	1986	100%	307,285	307,285	1.47%	94.3%	4,395,098	4,395,098	15.16
1920 Main Plaza	1	36	1988	100%	304,935	304,935	1.46%	88.6%	5,342,188	5,342,188	19.77
2010 Main Plaza	1	33	1988	100%	280,680	280,680	1.35%	70.9%	3,341,779	3,341,779	16.80
18301 Von Karman	1	34	1989	100%	219,496	219,496	1.05%	81.4%	3,348,391	3,348,391	18.74
18581 Teller	1	4	1983	100%	86,087	86,087	0.41%	100.0%	1,073,673	1,073,673	12.47
Washington Mutual Irvine Campus	4	1	1989/2004	20%	414,595	82,919	1.99%	100.0%	8,887,052	1,777,410	21.44
Total Airport Submarket	17	187			3,407,289	3,075,613	16.33%	85.9%	48,075,442	40,965,800	16.43

Costa Mesa Submarket
Griffin Tower	1	45	1987	100%	543,003	543,003	2.60%	79.2%	6,663,374	6,663,374	15.49
Pacific Arts Plaza	8	49	1982	100%	785,123	785,123	3.76%	87.3%	14,286,272	14,286,272	20.84
Total Costa Mesa Submarket	8	49			1,328,126	1,328,126	6.37%	84.0%	20,949,646	20,949,646	18.78

Central Orange Submarket
3800 Chapman	1	1	1984	100%	157,231	157,231	0.75%	100.0%	2,143,143	2,143,143	13.63
500-600 Parkway	3	13	1978	100%	458,261	458,261	2.20%	96.7%	5,477,447	5,477,447	12.36
City Tower	1	32	1988	100%	410,068	410,068	1.97%	98.2%	6,757,268	6,757,268	16.78
City Plaza	1	40	1969/1999	100%	327,003	327,003	1.57%	88.5%	3,960,098	3,960,098	13.69
500 Orange Tower	1	48	1987	100%	333,505	333,505	1.60%	93.8%	5,189,333	5,189,333	16.59
Stadium Towers Plaza	1	40	1988	100%	257,248	257,248	1.23%	93.1%	4,304,477	4,304,477	17.97
Stadium Gateway	1	8	2001	20%	272,826	54,565	1.31%	100.0%	5,351,402	1,070,280	19.61
Total Submarket	9	182			2,216,142	1,997,881	10.62%	95.6%	33,183,167	28,902,046	15.67

Other
Brea Corporate Place	2	20	1987	100%	328,305	328,305	1.57%	99.0%	5,446,654	5,446,654	16.76
Brea Financial Commons Portfolio	3	4	1987	100%	164,490	164,490	0.79%	100.0%	2,267,390	2,267,390	13.78
Total Other	5	24			492,795	492,795	2.36%	100.0%	7,714,044	7,714,044	15.65

Total Orange County	40	465			7,444,352	6,894,415	35.69%	96.4%	$109,922,299	$98,531,535	$15.32

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

San Diego County
UTC (University Town Center) Submarket
Regents Square I & II	3	57	1986	100%	311,755	311,755	1.49%	95.2%	$7,556,547	$7,556,547	$25.47
Total UTC Submarket	3	57			311,755	311,755	1.49%	95.2%	7,556,547	7,556,547	25.47

Sorrento Mesa Submarket
San Diego Tech Center	11	33	1984/1986	20%	646,630	129,326	3.10%	99.2%	11,819,120	2,363,824	18.42
Total Sorento Mesa Submarket	11	33			646,630	129,326	3.10%	99.2%	11,819,120	2,363,824	18.42

Mission Valley Submarket
Mission City Corporate Center	3	13	1990	100%	190,807	190,807	0.91%	97.7%	4,146,339	4,146,339	22.24
Total Mission Valley Submarket	3	13			190,807	190,807	0.91%	97.7%	4,146,339	4,146,339	22.24

Total San Diego County	17	103			1,149,192	631,888	5.51%	96.0%	$23,522,006	$14,066,710	$21.31

Other
Denver, CO - Downtown Submarket
Wells Fargo Center - Denver	1	43	1983	20%	1,211,147	242,229	5.81%	97.2%	21,957,541	4,391,508	18.66
Total Other	1	43			1,211,147	242,229	5.81%	97.2%	21,957,541	4,391,508	18.66

Total Office Properties	80	1,026			20,736,530	17,645,675	99.41%	92.3%	$367,311,812	$309,363,833	$19.62

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)
Retail Property
John Wayne Airport Submarket
Park Place	8	27	1981	100%	124,103	124,103	0.59%	97.4%	$3,654,387	$3,654,387	$30.23
Total Retail Properties	8	27			124,103	124,103	0.59%	97.4%	3,654,387	3,654,387	30.23

Total Office and Retail Properties	88	1,053			20,860,633	17,769,778	100.00%	92.4%	$370,966,199	$313,018,220	$19.41
Effective Office and Retail Properties					17,769,778			89.0%			$19.38

Properties Held for Sale
Pacific Center (4)	2	27	1988	100%	439,484	439,484	2.11%	91.3%	8,952,235	8,952,235	22.31
					439,484	439,484	2.11%	91.3%	8,952,235	8,952,235	22.31

Total - Office, Retail, and Properties Held for Sale					21,300,117	18,209,262

Hotel Property					SQFT	Effective SQFT	Number of Rooms
Westin Hotel, Pasadena, CA				100%	266,000	266,000	350
Total Hotel Property					266,000	266,000	350

Total - Office, Retail, Hotel and Properties Held for Sale					21,566,117	18,475,262
Parking Properties					SQFT	Effective SQFT	Vehicle Capacity	Effective Vehicle Capacity	Annualized Parking Revenue (5)	Effective Annualized Parking Revenue (6)	Effective Annualized Parking Revenue per Vehicle Capacity (7)
On-Site Parking (8)					12,459,295	10,537,941	41,477	34,879	$53,142,049	$45,240,124	$1,362
Off-Site Garages					1,815,453	1,815,453	5,542	5,542	9,132,551	9,132,551	1,648
Total Parking Properties					14,274,748	12,353,394	47,019	40,421	$62,274,600	$54,372,675	$1,403

Total - Office, Retail, Hotel and Parking Properties					35,395,697	30,383,488
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture portfolio.
(2)
Annualized rent represents the annualized monthly contractual rent under existing leases as of June 30, 2007. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(3)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(4)	Pacific Center was sold to GE Capital on July 2 as part of the GE Transaction.
(5)	Annualized parking revenue represents the annualized quarterly parking revenue as of June 30, 2007.
(6)
Effective annualized parking revenue represents the annualized quarterly parking revenue as of June 30, 2007 adjusted to include 100% of our consolidated portfolio and 20% of our MMO Joint Venture portfolio.

(7)	Effective annualized parking revenue per vehicle capacity represents the annualized parking revenue as computed above, divided by the vehicle capacity.
(8)	Includes on-site parking for Pacific Center of 387,000 sq ft with a total vehicle capacity of 1,421 vehicles.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Portfolio Geographic Distribution

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

Portfolio Overview - Leased Rates and Weighted Average Remaining Lease Term

	Ownership	Weighted Average
	Interest	Remaining Lease Term	% Leased	% Leased	% Leased	% Leased	% Leased
	( % )	(in years)	Q2 2007	Q1 2007	Q4 2006	Q3 2006	Q2 2006

Gas Company Tower	100%	6.8	90.1%	92.2%	91.6%	97.4%	96.5%
US Bank Tower	100%	4.2	85.3%	85.5%	85.5%	84.7%	85.0%
Wells Fargo Tower	100%	6.4	93.1%	91.6%	91.0%	91.1%	90.6%
KPMG Tower	100%	7.8	68.1%	66.2%	67.1%	65.4%	65.4%
777 Tower	100%	5.8	92.4%	90.3%	88.7%	88.2%	88.1%
One California Plaza	20%	5.0	88.1%	87.9%	87.9%	87.0%	86.2%
Glendale Center	100%	4.7	100.0%	100.0%	80.9%	80.9%	80.9%
801 North Brand	100%	3.8	86.9%	86.8%	87.2%	84.0%	88.7%
701 North Brand	100%	6.4	100.0%	100.0%	100.0%	98.8%	–
700 North Central	100%	4.6	92.2%	92.2%	90.9%	94.2%	80.6%
Plaza Las Fuentes	100%	10.7	100.0%	100.0%	100.0%	100.0%	99.7%
Lantana Media Campus	100%	3.2	94.8%	94.4%	94.4%	93.5%	93.6%
Cerritos - Phase I	20%	7.3	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase II	20%	3.9	100.0%	100.0%	100.0%	100.0%	100.0%
Park Place	100%	3.2	83.0%	84.9%	84.7%	92.2%	92.5%
Washington Mutual Irvine Campus	20%	4.5	100.0%	100.0%	100.0%	100.0%	100.0%
Pacific Arts Plaza	100%	6.1	87.3%	90.1%	88.8%	89.0%	89.0%
Stadium Gateway	20%	3.0	100.0%	100.0%	100.0%	100.0%	100.0%
Regents Square I & II	100%	3.1	95.2%	92.3%	91.1%	88.4%	87.1%
Mission City Corporate Center	100%	3.2	97.7%	97.7%	97.7%	97.7%	97.7%
San Diego Tech Center	20%	3.0	99.2%	98.7%	98.7%	95.6%	93.2%
Wells Fargo Center - Denver	20%	7.8	97.2%	96.1%	95.9%	93.7%	92.2%
Park Place - Retail	100%	6.8	97.4%	98.2%	98.1%	98.1%	96.8%
Two California Plaza	100%	6.1	90.9%	–	–	–	–
550 South Hope Street	100%	5.9	90.4%	–	–	–	–
2600 Michelson	100%	2.4	94.3%	–	–	–	–
1920 Main Plaza	100%	2.9	88.6%	–	–	–	–
2010 Main Plaza	100%	2.2	70.9%	–	–	–	–
18301 Von Karman	100%	2.2	81.4%	–	–	–	–
3800 Chapman	100%	4.1	100.0%	–	–	–	–
18581 Teller	100%	2.1	100.0%	–	–	–	–
Griffin Tower	100%	3.2	79.2%	–	–	–	–
500-600 Parkway	100%	2.5	96.7%	–	–	–	–
City Tower	100%	2.7	98.2%	–	–	–	–
City Plaza	100%	1.8	88.5%	–	–	–	–
500 Orange Tower	100%	3.7	93.8%	–	–	–	–
Stadium Towers Plaza	100%	2.4	93.1%	–	–	–	–
Brea Corporate Place	100%	1.8	99.0%	–	–	–	–
Brea Financial Commons Portfolio	100%	3.6	100.0%	–	–	–	–

Total Portfolio		4.9	92.4%	89.9%	89.1%	89.9%	89.3%

Effective Portfolio (1)		4.8	89.0%	88.5%	87.6%	88.9%	88.4%
_________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture portfolio.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

Major Tenants - Office Properties

				% of Total		% of Aggregate	Weighted Average
		Number of	Annualized	Annualized	Total Leased	Leased Square Feet	Remaining Lease	S & P Credit Rating /
	Tenant	Locations	Rent (1)	Rent	Square Feet	of Existing Portfolio	Term in Months	National Recognition (2)
	Rated
1	Southern California Gas Company	1	$21,283,883	6.8%	576,516	3.6%	52	A
2	Sempra (Pacific Enterprises)	1	8,504,539	2.7%	225,756	1.4%	36	A
3	Wells Fargo Bank (3)	4	6,517,730	2.1%	390,572	2.5%	87	AA+
4	Bank of America (4)	4	4,162,182	1.3%	189,338	1.2%	52	AA
5	Disney Enterprises	1	3,706,960	1.2%	156,215	1.0%	48	A-
6	US Bank, National Association	2	3,601,312	1.2%	158,906	1.0%	94	AA
7	State Farm Mutual Auto Insurance Company	3	2,546,578	0.8%	171,497	1.1%	30	AA
8	Washington Mutual, FA (5)	3	2,489,381	0.8%	112,487	0.7%	52	A
9	GMAC Mortgage Corporation	1	2,342,898	0.7%	130,161	0.8%	78	AAA
10	Home Depot	1	2,143,142	0.7%	157,231	1.0%	49	BBB+

	Total Rated / Weighted Average (6)		57,298,605	18.3%	2,268,679	14.3%	59

	Total Investment Grade Tenants		110,095,567	35.2%	5,117,901	32.4%

	Unrated - Nationally Recognized
11	Latham & Watkins	2	$9,764,472	3.1%	382,716	2.4%	188	2nd Largest US Law Firm
12	Gibson Dunn & Crutcher	1	6,157,493	1.9%	268,268	1.7%	125	19th Largest US Law Firm
13	Deloitte & Touche	1	5,216,904	1.7%	342,094	2.2%	93	Largest US Accounting Firm
14	The Capital Group	2	5,207,121	1.7%	324,930	2.1%	24	3rd Largest US Investment Manager
15	Morrison & Foerster	1	3,469,400	1.1%	138,776	0.9%	75	22nd Largest US Law Firm
16	Munger Tolles & Olson	1	3,374,322	1.1%	160,682	1.0%	176	129th Largest US Law Firm
17	Marsh USA, Inc.	1	3,351,848	1.0%	191,244	1.2%	130	World's Largest Insurance Broker
18	PricewaterhouseCoopers	1	2,988,225	1.0%	160,784	1.0%	71	3rd Largest US Accounting Firm
19	KPMG	1	2,987,844	1.0%	175,525	1.1%	84	4th Largest US Accounting Firm
20	Sidley & Austin	1	2,456,316	0.8%	187,362	1.2%	198	5th Largest US Law Firm

	Total Unrated / Weighted Average (6)		44,973,945	14.4%	2,332,381	14.8%	117

	Total Nationally Recognized Tenants		80,094,706	25.6%	4,065,312	25.7%

	Total / Weighted Average (6)		$102,272,550	32.7%	4,601,060	29.1%	88

	Total Investment Grade or Nationally Recognized Tenants		$190,190,273	60.8%	9,183,213	58.1%

__________
(1)
Annualized base rent is calculated as monthly contractual base rent under existing leases as of June 30, 2007, multiplied by 12; for those leases where rent has not yet commenced, the first month in which rent is to be received is used to first month in which rent is to be received is used to determine annualized base rent.

(2)	S&P credit ratings are as of June 30, 2007. Rankings of law firms are based on total gross revenue in 2006 as reported by American Lawyer Media's LAW.com.
(3)	Includes 20% of annualized rent and leased square footage for WFC-Denver, one of our MMO Joint Venture properties.
(4)	Includes 20% of annualized rent and leased square footage for One California Plaza, one of our MMO Joint Venture properties.
(5)	Includes 20% of annualized rent and leased square footage for Washington Mutual Irvine Campus, one of our MMO Joint Venture properties.
(6)	The weighted average calculation is based on the effective net rentable square feet leased by each tenant, which reflects our pro-rata share of the MMO Joint Venture.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Portfolio Tenant Classification Description (1), (2)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Lease Expirations - Wholly Owned Portfolio (1)

				Percentage
	Total Area in	Percentage		of Total		Rent per
	Square Feet Covered	of Aggregate	Annualized	Annualized	Current Rent	Square Foot
Year	by Expiring Leases	Square Feet	Rent	Rent	per Square Foot (2)	at Expiration (3)

Available	1,929,930	11.4%
2007	899,528	5.3%	17,674,567	5.9%	19.65	19.66
2008	1,882,994	11.1%	32,371,740	10.8%	17.19	17.33
2009	1,442,721	8.5%	29,914,140	10.0%	20.73	21.50
2010	1,910,566	11.2%	39,082,637	13.1%	20.46	21.83
2011	2,576,982	15.2%	57,235,984	19.2%	22.21	23.56
2012	1,173,331	6.9%	23,278,671	7.8%	19.84	22.39
2013	1,837,984	10.8%	35,348,153	11.8%	19.23	22.95
2014	500,247	2.9%	8,285,163	2.8%	16.56	18.98
2015	820,806	4.8%	16,637,587	5.6%	20.27	24.34
2016	114,037	0.7%	1,971,743	0.7%	17.29	23.40
Thereafter	1,907,938	11.2%	36,730,841	12.3%	19.25	25.07

Total	16,997,064	100.0%	$298,531,226	100.0%	$19.81	$21.94

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2007	248,814	1.5%	4,430,316	1.5%	17.81	17.86
4th Quarter 2007 (4)	650,714	3.8%	13,244,251	4.4%	20.35	20.35
1st Quarter 2008	427,381	2.5%	8,326,113	2.8%	19.48	19.61
2nd Quarter 2008	854,819	5.0%	13,199,480	4.4%	15.44	17.86

Total	2,181,728	12.8%	$39,200,160	13.1%	$17.97	$18.03
 __________
(1)	The Pacific Center was sold on July 2, 2007 and is excluded from the Lease Expirations table.
(2)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(3)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be inn place at lease expiration.
(4)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Lease Expirations - Wholly Owned Portfolio
Los Angeles County

				Percentage
	Total Area in	Percentage		of Total		Rent per
	Square Feet Covered	of Aggregate	Annualized	Annualized	Current Rent	Square Foot
Year	by Expiring Leases	Square Feet	Rent	Rent	per Square Foot (1)	at Expiration (2)

Available	1,112,486	11.6%
2007	271,073	2.8%	7,018,277	3.7%	25.89	25.89
2008	445,838	4.6%	8,923,157	4.8%	20.01	20.11
2009	609,028	6.3%	15,079,232	8.0%	24.76	25.14
2010	878,666	9.1%	22,958,709	12.3%	26.13	27.38
2011	1,338,876	13.9%	36,820,043	19.6%	27.50	28.67
2012	744,504	7.7%	15,473,054	8.3%	20.78	23.39
2013	1,316,895	13.7%	27,009,368	14.4%	20.51	23.48
2014	412,015	4.4%	6,892,247	3.7%	16.73	22.16
2015	741,697	7.8%	14,809,521	7.9%	19.97	23.95
2016	89,249	0.9%	1,505,593	0.8%	16.87	23.41
Thereafter	1,653,141	17.2%	31,000,907	16.5%	18.75	24.29

Total	9,613,468	100.0%	$187,490,108	100.0%	$22.06	$24.62

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2007	90,181	0.9%	2,022,792	1.1%	22.43	22.43
4th Quarter 2007 (3)	180,892	1.9%	4,995,485	2.7%	27.62	27.62
1st Quarter 2008	138,322	1.4%	2,829,905	1.5%	20.46	20.82
2nd Quarter 2008	95,390	1.1%	1,844,698	0.9%	19.34	19.45

Total	504,785	5.3%	$11,692,880	6.2%	$23.16	$23.28
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Lease Expirations - Wholly Owned Portfolio
Orange County

				Percentage
	Total Area in	Percentage		of Total		Rent per
	Square Feet Covered	of Aggregate	Annualized	Annualized	Current Rent	Square Foot
Year	by Expiring Leases	Square Feet	Rent	Rent	per Square Foot (1)	at Expiration (2)

Available	797,984	11.6%
2007	574,945	8.4%	9,532,138	9.6%	16.58	16.60
2008 (3)	1,369,265	19.9%	21,642,066	21.8%	15.81	15.94
2009	717,506	10.4%	12,015,924	12.1%	16.75	17.70
2010	980,266	14.2%	14,953,774	15.1%	15.25	16.60
2011	1,113,820	16.1%	17,562,206	17.6%	15.77	16.80
2012	403,386	5.9%	6,995,177	7.0%	17.34	19.83
2013	521,089	7.6%	8,319,116	8.4%	15.96	21.62
2014	88,232	1.3%	1,392,916	1.4%	15.79	4.14
2015	55,788	0.8%	1,241,849	1.3%	22.26	26.25
2016	11,686	0.2%	181,585	0.2%	15.54	15.54
Thereafter	247,067	3.6%	5,501,481	5.5%	22.27	29.81

Total	6,881,034	100.0%	$99,338,231	100.0%	$16.33	$17.75

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2007	156,859	2.3%	2,356,366	2.4%	15.02	15.24
4th Quarter 2007 (4)	418,086	6.1%	7,175,771	7.2%	17.16	17.16
1st Quarter 2008	251,842	3.6%	4,425,142	4.5%	17.57	17.59
2nd Quarter 2008	750,890	10.9%	11,153,783	11.2%	14.85	14.89

Total	1,577,677	22.9%	$25,111,063	25.3%	$15.92	$15.96
_________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	In July, we executed a lease termination agreement with Ameriquest whereby they will be vacating approximately 490,000 square feet in Orange County scheduled to expire in 2008.
(4)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Lease Expirations - Wholly Owned Portfolio
San Diego County (1)

				Percentage
	Total Area in	Percentage		of Total		Rent per
	Square Feet Covered	of Aggregate	Annualized	Annualized	Current Rent	Square Foot
Year	by Expiring Leases	Square Feet	Rent	Rent	per Square Foot (2)	at Expiration (3)

Available	19,460	3.9%
2007	53,510	10.7%	1,124,153	9.6%	21.01	21.01
2008	67,891	13.5%	1,806,517	15.4%	26.61	27.06
2009	116,187	23.1%	2,818,984	24.1%	24.26	25.87
2010	51,634	10.3%	1,170,155	10.0%	22.66	26.88
2011	124,286	24.7%	2,853,735	24.4%	22.96	28.98
2012	25,441	5.1%	810,439	6.9%	31.86	33.53
2013	–	0.0%	19,669	0.2%	–	–
2014	–	0.0%	–	0.0%	–	–
2015	23,321	4.6%	586,217	5.0%	25.14	32.05
2016	13,102	2.6%	284,565	2.4%	21.72	30.36
Thereafter	7,730	1.5%	228,453	2.0%	29.55	42.03

Total	502,562	100.0%	$11,702,886	100.0%	$24.22	$27.54

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2007	1,774	0.4%	51,158	0.4%	28.84	28.84
4th Quarter 2007 (4)	51,736	10.3%	1,072,994	9.2%	20.74	20.74
1st Quarter 2008	37,217	7.4%	1,071,066	9.2%	28.78	28.78
2nd Quarter 2008	8,539	1.7%	200,999	1.7%	23.54	24.50

Total	99,266	19.8%	$2,396,217	20.5%	$24.14	$24.22
__________
(1)	The Pacific Center was sold on July 2, 2007 and is excluded from the Lease Expirations table.
(2)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(3)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(4)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Lease Expirations - MMO Joint Venture Portfolio

				Percentage
	Total Area in	Percentage		of Total		Rent per
	Square Feet Covered	of Aggregate	Annualized	Annualized	Current Rent	Square Foot
Year	by Expiring Leases	Square Feet	Rent	Rent	per Square Foot (1)	at Expiration (2)

Available	157,351	4.1%	–
2007	201,621	5.2%	$3,913,436	5.4%	$19.41	$19.42
2008	182,812	4.7%	3,434,172	4.7%	18.79	18.82
2009	541,976	14.0%	9,839,723	13.7%	18.16	19.23
2010	421,867	10.9%	9,642,155	13.3%	22.86	24.56
2011	453,549	11.8%	8,824,278	12.2%	19.46	21.62
2012	330,592	8.6%	6,280,258	8.7%	19.00	21.15
2013	237,123	6.1%	4,236,841	5.8%	17.87	22.03
2014	656,449	17.0%	13,194,660	18.2%	20.10	24.82
2015	105,013	2.7%	1,904,401	2.6%	18.13	22.26
2016	81,033	2.1%	1,363,402	1.9%	16.83	23.08
Thereafter	494,183	12.8%	9,801,647	13.5%	19.83	29.79

Total	3,863,569	100.0%	$72,434,972	100.0%	$19.54	$22.44

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2007	91,040	2.4%	1,740,401	2.4%	19.12	19.12
4th Quarter 2007 (3)	110,581	2.8%	2,173,034	3.0%	19.65	19.67
1st Quarter 2008	5,679	0.1%	103,271	0.2%	18.18	18.18
2nd Quarter 2008	30,746	0.8%	448,062	0.6%	14.57	14.21

Total	238,046	6.2%	$4,464,768	6.2%	$18.76	$18.72
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Leasing Activity - Total Portfolio and Effective Portfolio

	Total Portfolio		Effective Portfolio (1)

	For the		For the
	Three Months Ended		Three Months Ended
	June 30, 2007	% Leased	June 30, 2007	% Leased

Leased Square Feet as of March 31, 2007	13,914,712	89.9%	10,972,187	88.5%
Net Acquisitions	5,561,783		5,561,783
Dispositions - Wateridge Plaza (2)	(267,579)		(267,579)
Revised Leased Square Feet	19,208,916	90.2%	16,266,391	89.3%
Expirations	(1,097,354)	(5.2)%	(689,253)	(3.8)%
New Leases	343,772	1.6%	306,863	1.7%
Renewals	719,215	3.4%	325,574	1.8%
Leased Square Feet as of June 30, 2007	19,174,549	90.0%	16,209,575	89.0%

Cash Rent Growth (3), (4)
Expiring Rate per Square Foot				$19.71
New / Renewed Rate per Square Foot				$23.29
Percentage Change				18.2%

GAAP Rent Growth (4), 5)
Expiring Rate per Square Foot				$18.75
New / Renewed Rate per Square Foot				$25.83
Percentage Change				37.8%

Weighted Average Lease Term - New (in months)				84
Weighted Average Lease Term - Renewal (in months)				70
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture properties.
(2)	The sales of Pacific Center occurred on July 2, 2007 and will be reflected in the third quarter leasing activity schedule.
(3)
Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.   Excludes new and renewed leases for spaces with more than six months of downtime.

(4)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(5)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Leasing Activity - Los Angeles Central Business District

	Total Portfolio		Effective Portfolio (1)

	For the		For the
	Three Months Ended		Three Months Ended
	June 30, 2007	% Leased	June 30, 2007	% Leased

Leased Square Feet as of March 31, 2007, Los Angeles Central Business District	6,221,657	85.9%	5,525,574	85.6%
Net Acquisitions	1,705,131		1,705,131
Revised Leased Square Feet	7,926,788	86.7%	7,230,705	86.6%
Expirations	(283,843)	(3.1)%	(250,251)	(3.0)%
New Leases	233,344	2.6%	226,004	2.7%
Renewals	103,016	1.1%	73,718	0.9%
Leased Square Feet as of June 30, 2007, Los Angeles Central Business District	7,979,305	87.3%	7,280,176	87.2%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$25.43
New / Renewed Rate per Square Foot				$22.91
Percentage Change				(9.9)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$25.23
New / Renewed Rate per Square Foot				$25.66
Percentage Change				1.7%

Weighted Average Lease Term - New (in months)				92
Weighted Average Lease Term - Renewal (in months)				63
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Leasing Activity - Orange County

	Total Portfolio		Effective Portfolio (1)

	For the		For the
	Three Months Ended		Three Months Ended
	June 30, 2007	% Leased	June 30, 2007	% Leased

Leased Square Feet as of March 31, 2007, Orange County	3,038,322	89.7%	2,488,385	87.7%
Net Acquisitions	3,856,652		3,856,652
Revised Leased Square Feet	6,894,974	91.1%	6,345,037	90.4%
Expirations	(325,231)	(4.2)%	(301,138)	(4.3)%
New Leases	53,575	0.7%	53,575	0.8%
Renewals	147,153	1.9%	123,060	1.7%
Leased Square Feet as of June 30, 2007, Orange County	6,770,471	89.5%	6,220,534	88.6%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$14.92
New / Renewed Rate per Square Foot				$22.08
Percentage Change				48.0%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$13.18
New / Renewed Rate per Square Foot				$23.52
Percentage Change				78.4%

Weighted Average Lease Term - New (in months)				53
Weighted Average Lease Term - Renewal (in months)				55
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture properties.
(2)
Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.

(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Leasing Activity - San Diego County

	Total Portfolio		Effective Portfolio (1)

	For the		For the
	Three Months Ended		Three Months Ended
	June 30, 2007	% Leased	June 30, 2007	% Leased

Leased Square Feet as of March 31, 2007, San Diego County	1,780,565	95.9%	1,269,919	94.8%
Disposition - Wateridge Plaza (2)	(267,579)		(267,579)
Revised Leased Square Feet	1,512,986	95.2%	1,002,340	93.6%
Expirations	(65,827)	(4.1)%	(43,904)	(4.1)%
New Leases	32,818	2.0%	19,481	1.8%
Renewals	45,935	2.9%	34,705	3.2%
Leased Square Feet as of June 30, 2007, San Diego County	1,525,912	96.0%	1,012,622	94.5%

Cash Rent Growth (3), (4)
Expiring Rate per Square Foot				$22.17
New / Renewed Rate per Square Foot				$28.42
Percentage Change				28.2%

GAAP Rent Growth (4), (5)
Expiring Rate per Square Foot				$20.16
New / Renewed Rate per Square Foot				$31.66
Percentage Change				57.1%

Weighted Average Lease Term - New (in months)				82
Weighted Average Lease Term - Renewal (in months)				76
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture properties.
(2)	The sales of Pacific Center occurred on July 2, 2007 and will be reflected in the third quarter leasing activity schedule.
(3)
Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.

(4)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(5)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Tenant Improvements and Leasing Commissions (1), (2)

	Q2 2007	Q1 2007	2006	2005	2004
Renewals (5)
Number of Leases	57	10	74	67	29
Square Feet	325,574	100,196	824,516	740,375	296,203
Tenant Improvement Costs per Square Foot (4)	$13.79	$7.44	$29.22	$11.25	$15.49
Leasing Commission Costs per Square Foot (6)	$6.07	$3.36	$8.18	$3.64	$5.98
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$19.86	$10.80	$37.40	$14.89	$21.47
Costs per Square Foot per Year	$2.82	$3.68	$4.78	$3.46	$4.31

New / Modified Leases (5)
Number of Leases	31	19	147	138	48
Square Feet	216,151	140,738	1,015,192	1,047,634	453,301
Tenant Improvement Costs per Square Foot (4)	$27.35	$33.04	$20.93	$24.29	$36.28
Leasing Commission Costs per Square Foot (6)	$9.15	$7.01	$6.34	$5.41	$9.28
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$36.50	$40.05	$27.27	$29.70	$45.56
Costs per Square Foot per Year	$5.29	$6.33	$4.33	$4.78	$4.26

Total
Number of Leases	88	29	221	205	77
Square Feet	541,726	240,934	1,839,708	1,788,009	749,504
Tenant Improvement Costs per Square Foot (4)	$19.20	$22.40	$24.64	$18.89	$28.06
Leasing Commission Costs per Square Foot (6)	$7.30	$5.49	$7.16	$4.68	$7.97
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$26.50	$27.89	$31.80	$23.57	$36.03
Costs per Square Foot per Year	$3.79	$5.68	$4.55	$4.36	$4.20
__________
(1)	Based on leases executed during the period. Excludes leases to related parties, short-term leases less than six months, and build out costs for raw space.
(2)
Tenant Improvements and Leasing Commission information for One California Plaza, Park Place I, Park Place II, Lantana Media Campus, CommonWealth Properties portfolio acquisition, San Diego Tech Center, Stadium Gateway, 701 North Brand, and EOP portfolio are included from the dates of acquisition which are November 6, 2003, April 14, 2004, July 23, 2004, December 16, 2004, March 15, 2005, April 6, 2005, January 6, 2006 ,September 22, 2006, and April 24, 2007 respectively.

(3)
Tenant Improvements and Leasing Commission information in 2007 reflects 100% of the consolidated portfolio and 20% of the MMO Joint Venture properties.  Information for years prior to 2007 reflects 100% of the consolidated portfolio and 100% of the MMO Joint Venture properties.

(4)	Tenant Improvements include improvements and lease concessions.
(5)	Does not include retained tenants that have relocated to new space or expanded into new space.
(6)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Historical Capital Expenditures - Office Properties(1)

	Q2 2007	Q1 2007	2006	2005	2004

Consolidated
Non-recoverable Capital Expenditures (2)	$2,989,109	$1,637,897	$2,454,126	$4,502,547	$1,046,178
Total Square Feet	12,396,488	11,625,652	11,625,028	9,150,550	6,783,532
Non-recoverable Capital Expenditures per Square Foot	$0.24	$0.14	$0.21	$0.49	$0.15
Unconsolidated
Non-recoverable Capital Expenditures (3)	$10,567	$20,197	$153,069
Total Square Feet (4)	622,610	622,610	622,561
Non-recoverable Capital Expenditures per Square Foot	$0.02	$0.03	$0.25

Consolidated
Recoverable Capital Expenditures (5), (6)	$632,769	$560,157	$1,553,935	$1,553,935	$3,009,186
Total Square Feet	12,396,488	11,625,652	11,625,028	9,150,550	6,783,532
Recoverable Capital Expenditures per Square Foot	$0.05	$0.05	$0.13	$0.17	$0.44
Unconsolidated
Recoverable Capital Expenditures (3), (5)	$5,779	$–	$122,149
Total Square Feet (4)	622,610	622,610	622,561
Recoverable Capital Expenditures per Square Foot	$0.01	$–	$0.20
__________
(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties acquired during each period, the capital expenditures will be reflected in the following full period of ownership. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred for acquisition or disposition properties during the period of acquisition or disposition will be footnoted separately.

(2)	Excludes $65,000, $619,000 and $507,000 of non-recoverable capital expenditures for the years ended 2004, 2005 and 2006, respectively, incurred at acquired properties following their acquisition.
(3)	Includes 20% of our MMO Joint Venture properties.
(4)
The square footages of Cerritos Corporate Center Phases I and II and Washington Mutual Irvine Campus are deducted from the total square feet amount as the tenant pays for all capital expenditure activities.

(5)
Recoverable capital improvements, such as equipment upgrades, are generally financed through a capital lease. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made. The amounts presented represent the total value of the improvements in the year they are made.

(6)	Excludes $506,000 of recoverable capital expenditures for the year ended 2005 incurred at acquired properties following their acquisition.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Hotel Performance and Hotel Historical Capital Expenditures

Hotel Performance

			Percent	YTD	YTD
Westin Hotel, Pasadena, CA	Q2 2007	Q2 2006	Change	June 30, 2007	June 30, 2006

Occupancy	83.2%	84.6%	(1.6)%	79.1%	83.3%

Average Daily Rate	$171.80	$169.44	1.4%	$174.96	$151.58

Revenue Per Available Room (REVPAR)	$142.97	$143.30	(0.2)%	$138.35	$126.32

Hotel Net Operating Income	$2,580,739	$2,536,975	1.7%	$4,679,288	$3,732,748

Hotel Historical Capital Expenditures

			For the Year Ended December 31,
Westin Hotel, Pasadena, CA	Q2 2007	Q1 2007	2006	2005	2004

Hotel Improvements and Equipment Replacements	$148,178	$236,577	$730,531	$313,011	$20,436

Total Hotel Revenue	$7,061,569	$6,187,549	$27,053,648	$24,037,425	$20,518,964

Hotel Improvements as a Percentage of Hotel Revenue	2.1%	3.8%	2.7%	1.3%	0.1%

Renovation and Upgrade Costs (1)	$–	$–	$164,072	$3,461,780	$7,037,822
__________
(1)	The Westin Hotel underwent a $12.2 million renovation from December 2002 through August 2005 of which $3.5 million was funded by Westin.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

 Construction in Progress

				As of June 30, 2007

Property	Location	Percentage Pre-Leased		Estimated Cost of Development	Construction Costs Incurred	Developed / Developable Square Feet (1)	Projected Stabilized NOI	Estimated Date of Completion
				($ in millions)	($ in millions)		($ in millions)

Los Angeles County

Lantana Media Campus	Santa Monica, CA	0%		$64.0	$4.3	198,000		2008 (2)
Lantana Media Campus - Structured Parking	Santa Monica, CA			22.0	17.0	223,000
	Total Los Angeles County			86.0	21.3	421,000	12.0 - 13.0

Orange County

Park Place - 3161 Michelson	Irvine, CA	55.5%	(3)	174.1	118.7	530,000		Third Quarter 2007 (4)
Park Place - Structured Parking	Irvine, CA			70.0	66.1	1,338,000		Second Quarter 2007 (5)
	Total Park Place			244.1	184.8	1,868,000	24.0 - 25.0

17885 Von Karman Avenue
at Washington Mutual Irvine Campus	Irvine, CA	0%		40.0	16.2	150,000	5.0 - 5.5	Fourth Quarter 2007
	Total Orange County			284.1	201.0	2,018,000
San Diego

Mission City Corporate Center	San Diego, CA	0%		20.6	7.5	92,000		Fourth Quarter 2007
Mission City Corporate Center - Structured Parking	San Diego, CA			5.4	5.0	128,000		First Quarter 2007
	Total San Diego County			26.0	12.5	220,000	2.5 - 3.0

	Total			$396.1	$234.8	2,659,000
__________
(1)	The developable square feet numbers represent the office, retail, residential and parking footages that the Company estimates can be developed on the referenced property.
(2)	Estimated completion date is the first quarter 2008 for the East building, and the third quarter 2008 for the South building.
(3)	Includes the New Century lease for 194,000 square feet.
(4)	The temporary certificate of occupancy was received in July 2007.
(5)	Parking garages #1 and 2 are now complete.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

  Development Pipeline

		As of June 30, 2007
		Developable	Type of
Property	Location	Square Feet (1)	Planned Development

Los Angeles County
755 Figueroa	Los Angeles, CA	930,000	Office
755 Figueroa - Structured Parking	Los Angeles, CA	266,000	Parking
Glendale Center - Phase II	Glendale, CA	264,000	Mixed Use
Glendale Center - Phase II - Structured Parking	Glendale, CA	158,000	Parking
207 Goode	Glendale, CA	187,000	Office
	Total Los Angeles County	1,805,000

Orange County
500 Orange Center	Anaheim, CA	475,000	Office
Stadium Tower II	Anaheim, CA	282,000	Office
Brea Financial Commons Portfolio	Brea, CA	57,000	Office
Brea Corporate Place	Brea, CA	TBD	Mixed Use
Pacific Arts Plaza - Structured Parking	Costa Mesa, CA	208,000	Parking
Pacific Arts Plaza (2)	Costa Mesa, CA	468,000	Office
Park Place - Office, Retail & Hotel	Irvine, CA	1,285,000	Office, Retail & Hotel
Park Place - Residential	Irvine, CA	1,052,000	Residential
Park Place - Structured Parking	Irvine, CA	2,225,000	Parking
605 City Parkway	Orange, CA	200,000	Office
City Plaza II	Orange, CA	360,000	Office
City Tower II	Orange, CA	360,000	Office
	Total Orange County	6,972,000

San Diego
San Diego Tech Center (3), (4)	Sorrento Mesa, CA	1,320,000	Office
San Diego Tech Center - Structured Parking	Sorrento Mesa, CA	1,433,000	Parking
	Total San Diego County	2,753,000
	Total Portfolio	11,530,000

__________
(1)	The developable square feet presented represents the office, retail, residential and parking footages that the Company estimates can be developed on the referenced property.
(2)
The Company is in discussions with the City of Costa Mesa for the potential development of 180 residential units totaling approximately 300,000 square feet at Pacific Arts Plaza. This development would be in addition to the 468,000 square feet of office entitlements.

(3)	Land held for development was not contributed to the MMO Joint Venture.
(4)	The third phase contemplates the demolition of 120,000 square feet of existing space.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

  Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

We calculate funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, extraordinary items, real estate related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

Management also uses FFO before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write-off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (e.g. floating interest rate instead of fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties sold or (iv) the restructuring or replacement of corporate level financing to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

  Management Statements on Non-GAAP Supplemental Measures (continued)

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing payroll and interest expense, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt and (v) 2nd Generation tenant improvement and leasing commissions. Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited. Additionally, other equity REITs may not calculate AFFO in a consistent manner, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO should be considered only as a supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.

EBITDA:

We believe that earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a useful supplemental performance measure. Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs. However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity. EBITDA should not be considered as an alternative to net income as an indicator of our operating performance. Other equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not comparable to such other REITs’ EBITDA.

Management also uses EBITDA before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write-off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (e.g. floating interest rate instead of fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties sold and (iv) the restructuring or replacement of corporate level financing to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2007

  Management Statements on Non-GAAP Supplemental Measures (continued)

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure. Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.